EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-87445, 333-09435, 333-136478 and 333-136479) of
CompuDyne Corporation of our report dated March 31, 2005 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Baltimore, Maryland
April 10, 2007







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